Exhibit 24

POWER OF ATTORNEY

            Each person below designates and appoints ROBERT D. SZNEWAJS and RICHARD R. RASMUSSEN, and each of them, his or her true and lawful attorneys-in-fact and agents to sign a registration statement on Form S‑8 to be filed by West Coast Bancorp, an Oregon corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 2,000,000 additional shares of Common Stock of West Coast Bancorp, to be issued pursuant to the West Coast Bancorp 2002 Stock Incentive Plan, together with any and all amendments (including post-effective amendments) to the registration statement.  Each person signing below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he or she could do in person, hereby ratifying and confirming all that such attorneys-in-fact may lawfully do or cause to be done.

            IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 26th day of April, 2010.

Signature	Title

/s/ Robert D. Sznewajs
Robert D. Sznewajs	President, Chief Executive Officer and Director

/s/ Anders Giltvedt
Anders Giltvedt	Executive Vice President and Chief Financial Officer

/s/ Kevin M. McClung
Kevin M. McClung	Senior Vice President and Controller

/s/ Lloyd D. Ankeny
Lloyd D. Ankeny	Director, Chairman of the Board

/s/ Simon Glick
Simon Glick	Director

/s/ Duane C. McDougall
Duane C. McDougall	Director

/s/ Steven J. Oliva
Steven J. Oliva	Director

/s/ John T. Pietrzak
John T. Pietrzak	Director

/s/ Steven N. Spence
Steven N. Spence	Director

/s/ Nancy Wilgenbusch, PhD.
Nancy Wilgenbusch, PhD.	Director